SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
March 5, 2010

GLOBECOMM SYSTEMS INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-22839 (COMMISSION FILE NUMBER)	11-3225567 (I.R.S. EMPLOYER IDENTIFICATION NO.)
45 Oser Avenue
Hauppauge, New York 11788
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
(631) 231-9800
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     Globecomm Systems Inc. (the “Company”) is filing this current report on Form 8-K/A to file certain audited financial statements and unaudited pro forma combined financial information relating to the acquisition of all of the issued shares of Carrier to Carrier Telecom B.V. and the business assets of Evocomm Communications Limited.
     The closing of the acquisition occurred on March 5, 2010. The Company filed a current report on Form 8-K on March 9, 2010 to report the acquisition. The Company is filing the required audited financial statements and unaudited pro forma financial information relating to the acquisition in this Form 8-K/A.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Audited financial statements of Carrier to Carrier Telecom B.V. as of and for the year ended December 31, 2009.

Audited financial statements of Evolution Communications Limited and its subsidiary as of and for the year ended December 31, 2009.

(b)	Pro forma financial information.

Unaudited pro forma combined financial statements of Globecomm Systems Inc. as of December 31, 2009 and for the six months ended December 31, 2009 and fiscal year ended June 30, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBECOMM SYSTEMS INC. (Registrant)
By:	/s/ Andrew C. Melfi
	Name:	Andrew C. Melfi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Dated: May 21, 2010

Index to Exhibits:
Exhibit No.
2.1	Asset Purchase Agreement, dated as of March 5, 2010, by and among, Carrier to Carrier Telecom Holdings Limited, Globecomm Systems Inc., Globecomm (BVI) Ltd and Evocomm Communications Limited (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on March 9, 2010).

2.2	Audited financial statements of Carrier to Carrier Telecom B.V. as of and for the year ended December 31, 2009.

2.3	Audited consolidated financial statements of Evocomm Communications Limited and its subsidiary as of and for the year ended December 31, 2009.

2.4	Unaudited pro forma financial statements of Globecomm Systems Inc. as of December 31, 2009 and for the six months ended December 31, 2009 and fiscal year ended June 30, 2009.

23.1	Consent of KPMG ACCOUNTANTS N.V.

23.2	Consent of BDO Limited.